                                                                   EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the inclusion in this Registration Statement of L-3 Communications Holdings, Inc. and subsidiaries (the "Company") on Form S-1 (File No. 333-58632) of our report dated February 6, 2001 on our audit of the consolidated financial statements of the Company as of December 31, 2000 and 1999 and for each of the three years ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

                                        /s/ PricewaterhouseCoopers, LLP

1177 Avenue of the Americas
New York, New York
April 25, 2001